Exhibit 4.2

THIRD SENIOR SUBORDINATED EXCHANGE NOTE SUPPLEMENTAL INDENTURE

THIRD SENIOR SUBORDINATED EXCHANGE NOTE SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 10, 2012, by and among CDW LLC, an Illinois limited liability company (the “Company”), CDW Finance Corporation, a Delaware corporation (“FinanceCo” and together with the Company, the “Issuers”), CDW Corporation, a Delaware corporation, and the subsidiaries of the Company party hereto (collectively, the “Guarantors”), and U.S. Bank National Association, as trustee (the “Trustee”), under the Indenture referred to below.

W I T N E S S E T H

WHEREAS, CDW Corporation, an Illinois corporation (the “Initial Issuer”), the Guarantors and the Trustee executed and delivered an indenture dated as of October 10, 2008, as amended by the first supplemental indenture, dated as of May 10, 2010, by and among the Company (as successor in interest to the Initial Issuer), the Guarantors and the Trustee (together, the “Indenture”), and as further amended by the second supplemental indenture, dated as of August 23, 2010, by and among the Issuers, the Guarantors and the Trustee (as so supplemented, the “Indenture”), providing for the issuance of 12.535% Senior Subordinated Exchange Notes due 2017 (the “Notes”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Issuers and the Guarantors are authorized to execute and deliver this Supplemental Indenture without the consent of the Holders of the Notes.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Issuers, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

CAPITALIZED TERMS

Section 1.1 All capitalized terms which are used herein and not otherwise defined herein are defined in the Indenture and are used herein with the same meanings as in the Indenture.

ARTICLE II

AMENDMENTS TO INDENTURE

The Indenture is hereby amended effective as of the Conversion Date in accordance with this Article II. Except as so amended, the Indenture shall continue in full force and effect.

Section 2.1 AMENDMENTS TO DEFINITIONS. The following definitions are added to Section 1.01 of the Indenture in appropriate alphabetical order:

(a) “Subsidiary Guarantee” means any guarantee of the obligations of the Issuer under this Indenture and the Notes by a Subsidiary Guarantor in accordance with the provisions of this Indenture.

(b) “Subsidiary Guarantors” means each of:

(1) the Domestic Subsidiaries of the Issuer that is a Restricted Subsidiary and a guarantor under the Senior Bridge Loan Agreement, the Senior Subordinated Bridge Loan Agreement, the Revolving Credit Facility and the Senior Secured Term Loan as of the Closing Date; and

(2) any other Subsidiary of the Issuer that executes a Guarantee in accordance with the provisions of this Indenture.

Section 2.2 AMENDMENTS TO ARTICLES.

(a) Each reference to the term “Guarantor” in Section 11.08 of the Indenture is replaced with the term “Subsidiary Guarantor” and each reference to the term “Guarantee” in that Section is replaced with “Subsidiary Guarantee.”

(b) The reference to “subsidiary” in Section 11.08(1)(a) of the Indenture is deleted (the reference becomes duplicative as a result of the amendment to the Indenture made pursuant to Section 2.2(a) herein).

ARTICLE III

MISCELLANEOUS

Section 3.1 GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES.

Section 3.2 INSTRUMENTS TO BE READ TOGETHER. This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and said Indenture and this Supplemental Indenture shall henceforth be read together.

Section 3.3 CONFIRMATION. The Indenture as amended and supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

Section 3.4 COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 3.5 EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.6 THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers and the Guarantors.

[Signatures Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed and attested, all as of the date first above written.

CDW LLC

By:	/s/ Robert J. Welyki
Name: Robert J. Welyki
Title: Vice President and Treasurer

CDW FINANCE CORPORATION

By:	/s/ Robert J. Welyki
Name: Robert J. Welyki
Title: Vice President and Treasurer

CDW CORPORATION

By:	/s/ Robert J. Welyki
Name: Robert J. Welyki
Title: Vice President and Treasurer

CDW TECHNOLOGIES, INC.

By:	/s/ Robert J. Welyki
Name: Robert J. Welyki
Title: Vice President and Treasurer

CDW DIRECT, LLC

By:	/s/ Robert J. Welyki
Name: Robert J. Welyki
Title: Vice President and Treasurer

CDW GOVERNMENT LLC

By:	/s/ Robert J. Welyki
Name: Robert J. Welyki
Title: Vice President and Treasurer

CDW LOGISTICS, INC.

By:	/s/ Robert J. Welyki
Name: Robert J. Welyki
Title: Vice President and Treasurer

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee

By:	/s/ Raymond S. Haverstock
Name: Raymond S. Haverstock
Title: Vice President